Exhibit 10.35

To Whom It May Concern:

We hereby consent to the use in the Registration Statement on Form 10, of Solar Integrated Roofing Corporation, that was filed on or about September 6, 2022, of our Report of Independent Registered Public Accounting Firm, dated September 6, 2022, on the consolidated balance sheets of Solar Integrated Roofing Corporation, as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which appear in such Registration Statement.

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

September 6, 2022